Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR) Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
10-20-2014

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2019)

Selling
Underwriter
Goldman Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., Banca IMI S.p.A.,
BB&T Capital Markets, a division of BB&T
Securities, LLC, BBVA Securities Inc.,
Capital One Securities, Inc., Credit
Agricole Securities (USA) Inc., Danske
Markets Inc., DBS Bank Ltd., Lloyds
Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Mizuho
Securities USA Inc., nabSecurities, LLC,
PNC Capital Markets LLC, RBC Capital
Markets, LLC, Santander Investment
Securities Inc., SMBC Nikko Securities
America, Inc., Standard Chartered Bank,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Blaylock Beal
Van, LLC, Drexel Hamilton, LLC, Mischler
Financial Group, Inc., The Williams
Capital Group, L.P.

Transaction Details
Date of Purchase
10-20-2014

Purchase
Price/Share
(per share / % of par)
$99.795

Total
Commission,
Spread or
Profit
0.350%

1.	Aggregate Principal Amount Purchased
(a+b)
$300,000,000
a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$127,195,000
b.Other BlackRock Clients
$172,805,000
2.	Aggregate Principal Amount of
Offering
$2,500,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.12


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
10-22-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
10-22-2014

Global Syndicate Team Member